Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of HyperSpace Communications, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) the accompanying Annual  Report on Form 10-KSB of the Company for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark Pougnet
May 12, 2005	Mark Pougnet
Chief Financial Officer